Exhibit 99.1

PRIMUS Announces $130,000,000 Unit Offering Consisting of Senior Secured Notes of Primus Telecommunications Holding, Inc. and Primus Telecommunications Canada, Inc.

MCLEAN, VA – (MARKET WIRE) – December 1, 2009 – PRIMUS Telecommunications Group, Incorporated (“Primus”) (OTCBB: PMUG), a global, facilities-based integrated communications services provider, today announced that its indirect wholly-owned subsidiaries, Primus Telecommunications Holding, Inc. (the “U.S. Issuer”) and Primus Telecommunications Canada, Inc. (the “Canadian Issuer” and, together with the U.S. Issuer, the “Issuers”), subject to market and other conditions, plan to offer $130,000,000 aggregate principal amount of units (the “Units”), each Unit to consist of $653.85 principal amount of Senior Secured Notes due 2016 issued by the U.S. Issuer (the “U.S. Notes”) and $346.15 principal amount of Senior Secured Notes due 2016 issued by the Canadian Issuer (the “Canadian Notes” and, together with the U.S. Notes, the “Notes”).

The U.S. Notes and the Canadian Notes will be senior secured obligations of the U.S. Issuer and the Canadian Issuer, respectively. The U.S. Notes will be guaranteed on a senior secured basis by Primus and each of its existing and future United States subsidiaries, subject to certain exceptions. The Canadian Notes will be guaranteed on a senior secured basis by 3082833 Nova Scotia Company and each of the Canadian Issuer’s existing and future Canadian subsidiaries. The Canadian Notes will also be guaranteed on a senior unsecured basis by Primus. Primus intends to use the proceeds of the offering to repay indebtedness under and terminate its approximately $94.8 million senior secured term loan facility and approximately $27.0 million Canadian secured credit facility, each of which are due in 2011, and to pay related fees and expenses.

The Issuers plan to offer the Units in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Issuers intend to offer the Units within the United States only to qualified institutional buyers in accordance with Rule 144A under the Securities Act and outside the United States only to non-U.S. investors in accordance with Regulation S under the Securities Act. Neither the Units nor the underlying Notes will be registered under the Securities Act or the securities laws of any other jurisdiction. Unless so registered, neither the Units nor the underlying Notes may be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Units or the underlying Notes nor does it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Safe Harbor

Statements in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on current expectations, and are not strictly historical statements. In some cases, you can identify forward-looking statements by terminology such as “if,” “may,” “should,” “believe,” “anticipate,” “future,” “forward,” “potential,” “estimate,” “reinstate,” “opportunity,” “goal,” “objective,” “exchange,” “growth,” “outcome,” “could,” “expect,” “intend,” “plan,” “strategy,” “provide,” “commitment,” “result,” “seek,” “pursue,” “ongoing,” “include” or the negative of such terms or comparable terminology. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments which are believed to be reasonable as of the date of this announcement. Factors and risks that could cause actual results or circumstances to differ materially from those set forth or contemplated in forward-looking statements include, without limitation: (i) the ability to service substantial indebtedness; (ii) customer, vendor, carrier and third-party responses to our emergence from reorganization; and (iii) the risk factors or uncertainties listed from time to time in our filings with the Securities and Exchange Commission (including those listed under captions “MD&A — Liquidity and Capital Resources — Short- and Long-Term Liquidity Considerations and Risks;” “Special Note Regarding Forward-Looking Statements;” and “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q) which cover matters and risks including but not limited to (a) a continuation or worsening of global recessionary economic conditions, including the effects of such conditions on our customers and our accounts receivables and revenues; (b) the general fluctuations in the exchange rates of currencies, particularly any strengthening of the United States dollar relative to foreign currencies of the countries where we conduct our foreign operations; (c) the possible inability to raise additional capital or refinance indebtedness when needed, or at all, whether due to adverse credit market conditions, our credit profile or otherwise; (d) a continuation or worsening of turbulent or weak financial and capital market conditions; (e) fluctuations in prevailing trade credit terms due to past Chapter 11 filings or uncertainties concerning our financial position, or otherwise; and (f) adverse regulatory rulings or changes in the regulatory schemes or requirements and regulatory enforcement in the markets in which we operate and uncertainty regarding the nature and degree of regulation relating to certain services; and successful implementation of cost reduction efforts. As such, actual results or circumstances may vary materially from such forward-looking statements or expectations. Readers are also cautioned not to place undue reliance on these forward-looking statements which speak only as of the date these statements were made. We are not necessarily obligated to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.